Exhibit 32.1

Covalence Specialty Materials Corp.

Certification by the Chief Executive Officer
Required by Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.0 Section 1351

          I, Layle K. Smith, Chief Executive Officer of Covalence Specialty Materials Corp., a Delaware corporation (the “Company”), hereby certify that, based on my knowledge:

(1)

The Company's quarterly report on Form 10-Q for the period ended December 29, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities. Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Layle K. Smith
Layle K. Smith
President & Chief Executive Officer

Date: March 12, 2007